Exhibit 10.2

PROMISSORY NOTE

(Loan No.XXXXXXXX)

Borrower:	U.S. WELL SERVICES, INC.	Lender:	GREATER NEVADA CREDIT UNION
	1360 Post Oak Blvd		451 Eagle Station Lane
	Suite 1800		Carson City, NV 89701
Houston, TX 77056

U.S. WELL SERVICES, LLC
1360 Post Oak Blvd
Suite 1800
Houston, TX 77056

USWS HOLDINGS LLC
1360 Post Oak Blvd
Suite 1800
Houston, TX 77056

Principal Amount: $	Date of Note: November 12, 2020

PROMISE TO PAY. U.S. WELL SERVICES, INC., U.S. WELL SERVICES, LLC, and USWS HOLDINGS LLC ( collectively “Borrower” and each individually a “Borrower”) promise to pay to the order of Greater Nevada Credit Union (“Lender”), in lawful money of the United States of America the sum of                  Dollars (U.S. $                ), or such other or lesser amounts as may be reflected from time to time on Lender’s books and records as evidencing the aggregate unpaid principal balance of loan advances made to Borrower on a multiple advance basis as provided herein, together with simple interest at the rate or rates provided herein in the “PAYMENT” paragraph, with interest being assessed on the unpaid principal balance of this Note as outstanding from time to time, commencing on November 12, 2020, and continuing until this Note is paid in full.

MULTIPLE ADVANCE LOAN. This Note contemplates multiple loan advances. Once the total amount of principal has been advanced under this Note, Borrower will not be entitled to further loan advances. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. All oral requests shall be confirmed in writing on the day of the request, on forms acceptable to Lender. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following person or persons are authorized to request advances and authorize payments during the construction loan phase under this Note until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of such authority: Kyle O’Neill, Chief Financial Officer of U.S. Well Services, Inc. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s deposit accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the “INTEREST CALCULATION METHOD” paragraph using the interest rates described in this paragraph: 36 monthly consecutive interest payments, beginning December 12, 2020, with interest calculated on the unpaid principal balances using an interest rate of 5.750% per annum based on a year of 360 days; 83 monthly consecutive principal and interest payments, beginning December 12, 2023, with interest calculated on the unpaid principal balances using an interest rate of 5.750% per annum based on a year of 360 days; and one final principal and interest payment of the remaining balance due on November 12, 2030, with interest calculated on the unpaid principal balances using an interest rate of 5.750% per annum based on a year of 360 days. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT PENALTY. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Upon prepayment of this Note, in whole or in part, Lender is entitled to the following prepayment penalty: If the prepayment occurs on or before the third anniversary date of this Note, the prepayment penalty will equal three percent (3%) of the principal amount prepaid. Prepayment penalty shall not apply if the prepayment occurs after the third anniversary date. Other than Borrower’s obligation to pay any minimum interest charge and prepayment penalty, Borrower may prepay this Note in full at any time by paying the unpaid principal balance of this Note, plus accrued simple interest and any unpaid late charges through date of repayment. If Borrower prepays this Note in full, or if Lender accelerates payment, Borrower understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Lender at the time this Note is signed. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language If Borrower sends such a payment. Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Greater Nevada Credit Union, 451 Eagle Station Lane, Carson City, NV 89701

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment, with a minimum of $10. Late charges will not be assessed following declaration of default and acceleration of the maturity of this Note.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Default Under Loan Agreement. If an event of default occurs or exists under the terms of Borrower’s Loan Agreement in favor of Lender.

LENDER’S RIGHTS UPON DEFAULT. Should any one or more default events occur or exist under this Note as provided above. Lender shall have the right, at Lender’s sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys’ fees, costs, expenses and other fees and charges as provided herein. Lender shall have the further right again at Lender’s sole option, to declare formal default and to accelerate the maturity and to insist upon immediate payment in full of each and every other loan, extension of credit, debt, liability and/or obligation of every nature and kind that Borrower may then owe to Lender, whether direct or indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, secured or unsecured, whether Borrower is obligated alone or with others on a “solidary” or “joint and several” basis, as a principal obligor or otherwise, all without further notice or demand, unless Lender shall otherwise elect.

ATTORNEYS’ FEES: EXPENSES. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Lender’s reasonable attorneys’ fees.

WAIVE JURY. BORROWER AND LENDER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION. PROCEEDING. OR COUNTERCLAIM BROUGHT BY EITHER BORROWER OR LENDER AGAINST THE OTHER.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflict of law provisions. This Note has been made by Borrower and accepted by Lender in the State of Texas.

COLLATERAL. This Note is secured by UCC Collateral, titled motor vehicles and untitled motor vehicles. In Particular, this Note is secured by a Commercial Security Agreement executed this date. Collateral securing other loans with Lender may also secure this Note as the result of cross-collateralization.

FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related Information at such frequencies and in such detail as Lender may reasonably request.

WAIVERS. Borrower and each guarantor of this Note hereby waive demand, presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Lender hereunder shall be on a “solidary” or “joint and several” basis. Borrower and each guarantor further severalty agree that discharge or release of any party who is or may be liable to Lender for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Lender, or of releasing any other collateral that is not expressly released by Lender. Borrower and each guarantor additionally agree that Lender’s acceptance of payment other than in accordance with the terms of this Note, or Lender’s subsequent agreement to extend or modify such repayment terms, or Lender’s failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or Indirectly secures repayment hereof. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender’s rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore, not be construed as a waiver of any other rights and remedies; it being Borrower’s intent and agreement that Lender’s rights and remedies Shall be cumulative in nature. Borrower and each guarantor further agree that, should any default event occur or exist under this Note, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one default event shall not be construed as a waiver or forbearance as to any other default Borrower and each guarantor of this Note further agree that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Lender for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower’s failure to make timely payment of amounts due under this Note will result in damages to Lender, including but not limited to Lender’s loss of the use of amounts due, and Borrower agrees that any late charges imposed by Lender hereunder will represent reasonable compensation to Lender for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and shall constitute an Event of Default hereunder

SUCCESSORS AND ASSIGNS LIABLE. Borrower’s and each guarantor’s obligations and agreements under this Note shall be binding upon Borrower’s and each guarantor’s respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender’s successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings in this Note are for convenience purposes only and are not to be used to interpret or define the provisions of this Note.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower and upon Borrower’s successors, heirs, legatees, devisees, administrators, executors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower’s account(s) to a consumer reporting agency. Borrower’s written notice describing the specific inaccuracies should be sent to Lender at the following address: Greater Nevada Credit Union, 451 Eagle Station Lane, Carson City, NV 89701.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.

BORROWER:

U. S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill
Kyle O’Neill
Its Chief Financial Officer

U.S. WELL SERVICES, LLC

By:	/s/ Kyle O’Neill
Kyle O’Neill
Its Chief Financial Officer

USWS HOLDINGS LLC

By:	/s/ Kyle O’Neill
Kyle O’Neill
Its Chief Financial Officer